PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Craig Rodenberger

SVP, Chief Marketing Officer

717-721-5279

crodenberger@epnb.com

ENB FINANCIAL CORP AND THE EPHRATA NATIONAL BANK COMPLETE THE ACQUISITION OF CECIL BANCORP, INC. AND CECIL BANK

EPHRATA, PA (February 2, 2026) - ENB Financial Corp (OTCQX: ENBP) (“ENB” or the “Corporation”), bank holding company for The Ephrata National Bank, announced today that its acquisition of Cecil Bancorp, Inc. (“Cecil”) and its wholly owned subsidiary Cecil Bank, headquartered in Elkton, Maryland, was completed on February 1, 2026.

All former Cecil Bank office locations will operate as Cecil Bank, a division of The Ephrata National Bank until the conversion of the former Cecil Bank systems to ENB systems which is currently expected to begin at the close of business on June 26. The offices will then reopen June 29 and be fully operational as locations of The Ephrata National Bank.

With the combination of the two organizations, ENB, on a consolidated basis, has approximately $2.5 billion in assets, $2.1 billion in deposits, and $1.7 billion in loans with 18 full-service community banking offices located in Lancaster County, southeastern Lebanon County, southern Berks County, Pennsylvania and Cecil County, Maryland.

“We are excited to serve the Cecil Bank customers and community as we enter Cecil County, Maryland,” stated Jeffrey S. Stauffer, President and Chief Executive Officer of ENB Financial Corp. “With our strong commitment to community banking, we believe adding the northern and eastern Maryland market to our current footprint positions us for strong and profitable growth while offering a greater array of financial products to Cecil Bank customers.”

Bybel Rutledge LLP served as legal counsel and Performance Trust Capital Partners, LLC served as exclusive financial advisor to ENB Financial Corp. Nelson Mullins Riley & Scarborough LLP served as legal counsel and Hovde Group, LLC served as exclusive financial advisor to Cecil Bancorp, Inc.

About ENB Financial Corp

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary The Ephrata National Bank. The Ephrata National Bank operates from fourteen full-service locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. It operates from four full-service locations in Cecil County, Maryland as Cecil Bank, a division of The Ephrata National Bank. The Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

Caution Regarding Forward-Looking Statements

This information presented herein contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between ENB and Cecil, (ii) ENB’s plans, obligations, expectations and intentions, and (iii) other statements presented herein that are not historical facts. Words such as “anticipates”, “believes”, “intends”, “should”, “expects”, “will” and variations of similar expressions are intended to identify forward-looking statements. These statements are based on the beliefs of the respective managements of ENB and Cecil as to the expected outcome of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, and degree of occurrence. Results and outcomes may differ materially from what may be expressed or forecasted in forward-looking statements. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and stockholder approvals and meet other closing conditions to the transaction; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and, the other factors detailed in ENB’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. ENB and Cecil assume no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this press release.

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